PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.01 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 275,000,000 shares to an aggregate of 5,075,000,000 shares, having an aggregate par value of $50,750,000.

SECOND: The 275,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of two new classes of PGIM Jennison Global Opportunities Fund Common Stock and PGIM Jennison International Opportunities Fund Common Stock, which classes shall be named "Class R2 Common Stock" and "Class R4 Common Stock," as follows:

Name of Series and Class	Number of Shares
PGIM Jennison Global Opportunities Fund
Class R2 Common Stock	75,000,000
Class R4 Common Stock	75,000,000
PGIM Jennison International Opportunities Fund
Class R2 Common Stock	50,000,000
Class R4 Common Stock	75,000,000

THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

(a)25,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class R Common Stock as 25,000,000 shares of PGIM Jennison International Opportunities Fund Class R2 Common Stock;

(b)25,000,000 authorized but unissued shares of PGIM Jennison Global Opportunities Fund Class T Common Stock ("Global Opportunities Class T Common Stock") as 25,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class A Common Stock;

(c)5,000,000 authorized but unissued shares of Global Opportunities Class T Common Stock as 5,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class C Common Stock;

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(d)55,000,000 authorized but unissued shares of Global Opportunities Class T Common Stock as 55,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class R6 Common Stock;

(e)25,000,000 authorized but unissued shares of Global Opportunities Class T Common Stock and 75,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class T Common Stock ("International Opportunities Class T Common Stock") as 100,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class Z Common Stock;

(f)10,000,000 authorized but unissued shares of International Opportunities Class T Common Stock as 10,000,000 additional shares of PGIM Jennison International Opportunities Fund Class A Common Stock; and

(g)25,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class C Common Stock as 25,000,000 additional shares of PGIM Jennison International Opportunities Fund Class R6 Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing or new class of the applicable series as set forth in the Charter.

FIFTH: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 4,800,000,000 shares, $0.01 par value per share, having an aggregate par value of $48,000,000, classified and designated as follows:

PGIM QMA International Equity Fund
Class A Common Stock	100,000,000
Class B Common Stock	5,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	180,000,000
Class R6 Common Stock	180,000,000
Class T Common Stock	135,000,000
PGIM Emerging Markets Debt Local Currency Fund
Class A Common Stock	10,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	50,000,000
Class Z Common Stock	250,000,000
Class T Common Stock	190,000,000
PGIM Jennison Global Opportunities Fund
Class A Common Stock	25,000,000
Class C Common Stock	65,000,000
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Class R6 Common Stock	200,000,000
Class Z Common Stock	200,000,000
Class T Common Stock	235,000,000
PGIM Jennison International Opportunities Fund
Class A Common Stock	40,000,000
Class C Common Stock	75,000,000
Class R Common Stock	175,000,000
Class R6 Common Stock	175,000,000
Class Z Common Stock	175,000,000
Class T Common Stock	210,000,000
PGIM Jennison Global Infrastructure Fund
Class A Common Stock	20,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	150,000,000
Class R6 Common Stock	125,000,000
Class T Common Stock	115,000,000
PGIM Jennison Emerging Markets Equity Fund
Class A Common Stock	25,000,000
Class C Common Stock	65,000,000
Class R6 Common Stock	250,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	225,000,000
PGIM Emerging Markets Debt Hard Currency Fund
Class A Common Stock	100,000,000
Class C Common Stock	100,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	200,000,000

SIXTH: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 5,075,000,000 shares, $0.01 par value per share, having an aggregate par value of $50,750,000, classified and designated as follows:

PGIM QMA International Equity Fund
Class A Common Stock	100,000,000
Class B Common Stock	5,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	180,000,000
Class R6 Common Stock	180,000,000
Class T Common Stock	135,000,000
PGIM Emerging Markets Debt Local Currency Fund
Class A Common Stock	10,000,000
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Class C Common Stock	50,000,000
Class R6 Common Stock	50,000,000
Class Z Common Stock	250,000,000
Class T Common Stock	190,000,000
PGIM Jennison Global Opportunities Fund
Class A Common Stock	50,000,000
Class C Common Stock	70,000,000
Class R2 Common Stock	75,000,000
Class R4 Common Stock	75,000,000
Class R6 Common Stock	255,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	125,000,000
PGIM Jennison International Opportunities Fund
Class A Common Stock	50,000,000
Class C Common Stock	50,000,000
Class R Common Stock	150,000,000
Class R2 Common Stock	75,000,000
Class R4 Common Stock	75,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	175,000,000
Class T Common Stock	125,000,000
PGIM Jennison Global Infrastructure Fund
Class A Common Stock	20,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	150,000,000
Class R6 Common Stock	125,000,000
Class T Common Stock	115,000,000
PGIM Jennison Emerging Markets Equity Fund
Class A Common Stock	25,000,000
Class C Common Stock	65,000,000
Class R6 Common Stock	250,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	225,000,000
PGIM Emerging Markets Debt Hard Currency Fund
Class A Common Stock	100,000,000
Class C Common Stock	100,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	200,000,000

SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of

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Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice President] and witnessed by its [Assistant Secretary] on this 14th day of November, 2018.

ATTEST:

/s/ Jonathan D. Shain Name: Jonathan D. Shain Title: [Assistant Secretary]

PRUDENTIAL WORLD FUND, INC.

By: /s/ Scott E. Benjamin

Name: Scott E. Benjamin

Title: [Vice President]

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